                                                                    Exhibit 99.1

[JLG LOGO]                                                         PRESS RELEASE
                                                           FOR IMMEDIATE RELEASE
[JLG LETTERHEAD]
                                                           CONTACT: JUNA ROWLAND
                                       DIRECTOR - CORPORATE & INVESTOR RELATIONS
                                                      (240) 313-1816, ir@jlg.com




                  JLG IMPROVES SECOND QUARTER OPERATING PROFIT

        MCCONNELLSBURG, PA, FEBRUARY 24, 2003 - JLG Industries, Inc. (NYSE: JLG) today announced results for its fiscal 2003-second quarter ended January 2003 with consolidated revenues of $151 million compared to prior year revenues of $156 million. Net income increased to $4.2 million or $0.10 per share from $1.3 million or $0.03 per share last year reflecting favorable currency adjustments and the results of operational improvements. Year-to-date, revenues are $312 million, basically equal to $313 million for the prior year period. Net income for the first six months of the fiscal year is $4.6 million or $0.11 per share compared to $3.7 million or $0.09 per share before the cumulative effect of change in accounting principle for the first six months of the prior fiscal year.

        "Our operational excellence initiative has been put to the test over the last two years of prolonged recession in the capital goods segment," stated Bill Lasky, Chairman of the Board, President and Chief Executive Officer. "Yet, during our seasonally weakest quarter, we are pleased to report good operational results and, due partially to the effects of favorable currency adjustments of $7.6 million pre-tax, continued profitability. Revenues were comparable with last year's level and operating profit margins, improved year-over-year as we continued to hold selling and administrative expenses in line with year ago levels. Despite the current challenging economic environment and reduced capital spending by large rental companies, the exit of many smaller competitors over the last couple of years has resulted in a more stable, albeit competitive, pricing environment for new machines.

        "As we told you one year ago, our near-term objectives were to optimise our manufacturing capacity and to reduce our reliance on vertical integration. Our most recent actions to streamline operations and reduce our cost structure represent this phase of our strategic plan. As an example, as announced in January, the production from our Bedford assembly facility is being absorbed into existing assembly lines in our Shippensburg facility without any additional assembly space, yet without sacrificing long-term capacity. Over the longer term, we expect margins to continue to benefit from these realignment actions."

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

JLG Industries, Inc. - page 2


BUSINESS OVERVIEW - CONSOLIDATED REVENUES

(in thousands)                                Three Months Ended              Six Months Ended
                                                  January 31,                    January 31,
PRODUCT GROUP REVENUES                        2003           2002           2003           2002
                                            --------       --------       --------       --------
  Aerial work platforms                     $ 79,615       $ 89,693       $170,928       $192,060
  Telehandlers                                19,417         18,624         47,019         32,728
  Excavators                                  10,518         14,608         16,149         27,175
  After-sales service and support,
    including parts sales, and used &
    reconditioned equipment sales             34,411         27,692         64,253         48,860
  Financial products                           4,836          2,958          9,226          6,107
  Rentals                                      2,516          2,777          4,225          5,584
                                            --------       --------       --------       --------
                                            $151,313       $156,352       $311,800       $312,514
                                            ========       ========       ========       ========
GEOGRAPHIC REVENUES
  United States                             $107,920       $112,643       $225,270       $220,065
  Europe                                      32,816         33,923         64,064         73,009
  Other international                         10,577          9,786         22,466         19,440
                                            --------       --------       --------       --------
                                            $151,313       $156,352       $311,800       $312,514
                                            ========       ========       ========       ========


        Total revenues for the second quarter were $151 million, slightly below last year's $156 million for the quarter. As expected, reduced sales of new aerial work platforms and excavators were offset in part by increased revenues from service and support activities, financial products and telehandlers. Worldwide revenues for new aerial work platforms were $79.6 million, 11 percent lower quarter-over-quarter, primarily due to continued economic pressures in North America and Europe offset in part by stronger sales in Australia. Telehandler revenues increased four percent from the prior year to $19.4 million reflecting share gains from new products in both North America and Europe. Excavator revenues were $10.5 million, sequentially almost 87 percent higher than the first quarter, but still 28 percent lower than the year-ago quarter due to ongoing softness in the U.S. construction market and reduced state and municipal budgets. Revenue from after-sales service increased 24 percent year-on-year to $34.4 million. This reflects the aging of our customers' fleets and the resulting demand for service parts, reconditioning services and a mix of remanufactured aerial platforms along with new machine purchases to maximize the efficiency of capital spending.

        On a year-to-date basis, revenues were $312 million reflecting trends similar to the quarterly results. Global aerial work platform revenues were $170.9 million, down 11 percent from the prior-year period. Telehandler revenues at $47 million, improved 44 percent compared to year-ago levels. Excavator revenues were $16.1 million, a 41 percent decrease from the previous year level. After-sales service and support revenue was $64.3 million, up 32 percent from last year. For the first six months, total revenues reflected lower European revenues, which were partly offset by higher U.S. and Australian revenues.

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
JLG Industries, Inc. - page 3


BUSINESS OVERVIEW - JLG EQUIPMENT OPERATIONS WITH ACCESS FINANCIAL SOLUTIONS ON AN EQUITY BASIS

        Excluding the deferred profit of $1.4 million from a sale-leaseback transaction of the rental fleet in the prior year second quarter, manufacturing profit in the second quarter improved to 14.5 percent from 13.1 percent. Contributing to the improvement was a more profitable product mix mainly as a result of new product introductions and from favourable foreign exchange rates.

        As a percent of revenues, selling, administrative and product development expenses were 13.4 percent compared with 12.1 percent quarter-over-quarter mainly resulting from an increase in bad debt reserves of $1.6 million. Restructuring and restructuring-related expenses of $1.3 million represent the first of $5.9 million ($9.4 million including capital) in charges to temporarily idle the Bedford facility and realign the organization. Additional charges of $3.3 million and $1.3 million are forecasted in the third and fourth quarters, respectively.

        The increase in "miscellaneous, net" reflects $7.6 million in favourable currency adjustments. During the quarter, the dollar moved from $0.97 per Euro to $1.08, an increase of 11 percent. The dollar is expected to remain comparatively stable at the current exchange ratios over the next two quarters and therefore, we do not anticipate this favourable adjustment will be repeated. The Company's major currency exposures are to the Euro, British Pound and Australian Dollar.

        Excluding the prior year to date deferred profit of $2.9 million on the previously discussed sale-leaseback transaction on the rental fleet, year-to-date manufacturing profit margins were 15.2 percent versus 14.8 percent in the prior year period.

BUSINESS OVERVIEW - ACCESS FINANCIAL SOLUTIONS OPERATIONS

        Access Financial Solutions ("AFS"), JLG's financial services subsidiary, continues to contribute solidly to the overall profitability of JLG. Revenues totaled $5.1 million, a 47 percent increase from the year-ago quarter principally due to income received on pledged finance receivables and passed on to syndication purchasers in the form of interest expense on limited recourse debt. For the first six months, AFS revenues were $9.7 million, up 36 percent from the prior year level.

        The non-monetized finance receivable portfolio at quarter end was $79.5 million, a decrease of 43 percent from last year's $138.6 million reflecting reduced originations and continuing monetization activity. Monetization transactions completed during the second quarter totalled $39.1 million, with additional activities on track for completion in subsequent quarters. Administrative and other expenses decreased year-over-year reflecting decreased charges to bad debt reserves arising from the lower origination activity and the reduced non-monetized portfolio exposure. Delinquency rates in the portfolio remain well below industry benchmarks.

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
JLG Industries, Inc. - page 4


BUSINESS OVERVIEW - CONSOLIDATED BALANCE SHEET

        Trade working capital, at $309 million, was $53 million higher than a year ago, and $27 million higher on a sequential quarter basis. Accounts receivable days sales outstanding increased by 29 days year-on-year and by 6 days on a sequential quarter basis due to a higher proportion of receivables being generated from international regions and the completion of some domestic transactions that included extended terms.

        Inventories were $9 million lower on a sequential quarter basis, but were $3 million above fiscal 2002 year-end levels resulting in annualized inventory turns of 3.3 versus 2.9 for the year-ago period. Global work-in-process inventory turns for aerial work platforms and telehandlers improved to 51.8 from 50.8 in the same period last year. Sequentially, domestic finished goods and used equipment inventories decreased in the second quarter while International finished goods increased due to lower than forecasted sales volume. Raw materials and work-in-process decreased slightly reflecting the completion of the telehandler assembly move from Ohio to McConnellsburg. Trade accounts payable of $70 million decreased by $26 million sequentially and $59 million from year-end reflecting timing of payments at quarter-ends and decreased production levels. Days payable outstanding at 36 days was up slightly from the year-ago quarter level, and down 31 days from the end of fiscal 2002 reflecting the seasonal trend of decreased purchases.

FREE CASH FLOW (IN THOUSANDS)                             Three Months Ended               Six Months Ended
                                                              January 31,                     January 31,
                                                         2003            2002            2003            2002
                                                       --------        --------        --------        --------
Cash flow from net income plus non-cash charges        $  5,042        $  9,507        $ 15,053        $ 17,461
Accounts receivable (1)                                 (11,945)         37,296          15,329          80,730
Inventory                                                 8,695          33,308          (3,571)         39,920
Finance receivables (2)                                  14,250         (11,130)        (17,485)         (7,662)
Accounts payable                                        (26,469)        (29,781)        (59,479)        (22,949)
Other assets and liabilities                             (8,677)         (6,777)        (21,961)        (15,470)
Purchases of PP&E                                        (3,286)         (3,278)         (4,936)         (6,571)
Proceeds from sale of PP&E                                  121              26             124             137
Purchases of equipment held for rental                   (7,713)         (5,479)        (11,337)        (15,881)
Proceeds from sales of equipment held for rental         10,099           3,327          12,604           5,840
Other (1)                                                  (101)          2,369           1,303          10,385
                                                       --------        --------        --------        --------
Free cash flow                                         $(19,984)       $ 29,388        $(74,356)       $ 85,940
                                                       ========        ========        ========        ========

    (1) Includes changes in accounts receivable securitization and other off-balance sheet debt.

    (2) Excludes pledged receivable monetization.

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

JLG Industries, Inc. - page 5


NET DEBT COMPARISON (IN MILLIONS)

                                          January       July        January      Annual       Six Month
                                           2003         2002         2002        Change        Change
                                          -------      -------      -------      -------       -------
Bank debt/senior subordinated notes       $ 265.6      $ 191.7      $ 249.3      $  16.3       $  73.9
AFS limited recourse debt                   106.7         87.6           --        106.7          19.1
Accounts receivable securitization *           --           --         18.1        (18.1)           --
Rental fleet lease *                          3.9          5.6          9.2         (5.3)         (1.7)
Equipment leases *                            7.0          7.8          8.5         (1.5)          (.8)
                                          -------      -------      -------      -------       -------
Gross debt                                  383.2        292.7        285.1         98.1          90.5
Less cash                                     9.6          6.2          3.5         (6.1)         (3.4)
Less AFS limited recourse debt              106.7         87.6           --       (106.7)        (19.1)
                                          -------      -------      -------      -------       -------
Net debt                                  $ 266.9      $ 198.9      $ 281.6      $ (14.7)      $  68.0
                                          =======      =======      =======      =======       =======

        * Off-balance sheet financing.

        The Company continues to include off-balance sheet financing as part of its net debt calculation. Off balance sheet debt includes a sale-leaseback transaction of the rental fleet completed in fiscal 2001 and certain equipment leases primarily covering the Shippensburg, Pennsylvania facility. The debt-to-total capitalization ratio, including the effect of the goodwill write-off, is 53 percent compared to 56 percent for last year's second quarter-end and 46 percent at fiscal 2002 year-end. During the quarter inventory reserves were increased $3.0 million, bad debt reserves increased $1.7 million, offset in part by a reversal of profit sharing similar to actions last year.

        "As the industry leader, JLG continues to maintain a disciplined approach to pricing and financing," commented Jim Woodward, Executive Vice President and Chief Financial Officer. "Originations of vendor financing through Access Financial Solutions and our total customer credit exposure, including AFS and open accounts, have actually declined year-over-year. The AFS portfolio is less concentrated and we continue to be successful in monetization activities by strategically utilizing a diversified group of funding sources. While our customer delinquency rate remains below industry benchmarks, Europe continues to be more severely credit challenged than the domestic customer base."


OUTLOOK

        Commenting on the outlook, Woodward continued, "Although forward visibility is problematic, there continue to be positive signs. According to a recent study by CIT Equipment Rental and Finance, North American contractors surveyed expect construction activity to increase by roughly one-third and bidding activity to increase by more than 40 percent from year-ago levels. Closer to home, ten percent of the contractors surveyed expect to purchase an aerial work platform in 2003 versus one percent in the 2002 survey. Yengst & Associates, an industry market research and consulting firm, predicts that North American shipments of aerial work platforms and telehandlers will improve by 15% and 9% respectively in calendar 2003. Yengst bases this forecast on the continued 'graying' of the fleet and building need for refreshment. Supporting this position, according to industry

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
JLG Industries, Inc. - page 6


sources, the projected 2003 capital expenditure plans of the top ten domestic rental companies is increasing 16 percent to $1.4 billion from $1.2 billion with increases offsetting some of the more publicized decreases.

        "However, challenges remain and we continue to emphasize that fleet refreshment depends on three factors both in North America and Europe; positive indications of stronger non-residential construction, a healthy used equipment market, and available customer credit. While the economic recovery remains uncertain, we continue to focus on reducing fixed costs and increasing revenues through our unique growth opportunities, which include increased service parts and used equipment sales, additional market share gains from new telehandler products, and expanding applications for aerial work platforms and accessories. We expect JLG sales for the balance of the year to remain comparable with year ago levels, roughly $800 million with earnings per share in the 37 to 40 cent range for the full year."

        "In the short-term, the market is indeed characterized by uncertainty due to the prevailing economic and geopolitical conditions, but we remain optimistic in the longer term," said Bill Lasky. "Throughout the recession, JLG has remained profitable and focused on generating free cash flow and reducing working capital and expenses. Despite these short-term challenges, we have not sacrificed our future and continue to introduce the industry's most innovative and technically advanced products. As always, JLG remains committed to the total life cycle of its products and continues to gain market share as the global premium-priced leader."

CONFERENCE CALL

    The Company will host a conference call on Tuesday, February 25, 2003 at 8:30 a.m. Eastern Time. The call can be accessed via JLG's website www.jlg.com, where it will be accompanied by a slide presentation, or by dialing (800) 289-0572. International participants should dial (913) 981-5543. Please dial into the conference call 10 minutes prior to the start. A recording of this conference call will be available through March 7, 2003 at (888) 203-1112, access code 697664, or (719) 457-0820 for international callers.


ABOUT JLG

    JLG Industries, Inc. is the world's leading producer of mobile aerial work platforms and a leading producer of telehandlers and telescopic hydraulic excavators marketed under the JLG(R) and Gradall(R) trademarks. Sales are made principally to rental companies and distributors that rent and sell the Company's products to a diverse customer base, which include users in the industrial, commercial, institutional and construction markets. JLG's manufacturing facilities are located in the United States and Belgium, with sales and service locations on six continents. For more information, visit www.jlg.com. Information contained on our website is not incorporated by reference into this press release.

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
JLG Industries, Inc. - page 7


    This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance, and involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: (i) general economic and market conditions, including political and economic uncertainty in areas of the world where we do business; (ii) varying and seasonal levels of demand for our products and services; (iii) limitations on customer access to credit for purchases; (iv) credit risks from our financing of customer purchases; (v) interest and foreign currency exchange rates; (vi) costs of raw materials and energy; and (vii) our ability to securitize or otherwise monetize assets, including customer finance receivables, as well as other risks as detailed in the Company's SEC reports, including the report on Form 10-Q for the quarter ended October 31, 2002.

    Results before cumulative effect of change in accounting principle, AFS operations as if accounted for under the equity method, as well as our determinations of free cash flow and net debt are useful in analyzing operating performance, but should be used only in conjunction with financial performance reported in accordance with generally accepted accounting principles.

    The selected supplemental consolidated data depicting AFS operations as if accounted for under the equity method and submitted with our consolidated financial statements is presented for the sole purpose of facilitating the analysis of the results of our Equipment Operations and Financial Services businesses as included in the consolidated financial statements. These two operations are engaged in fundamentally different businesses and cannot be easily analyzed on a consolidated basis. Equipment Operations includes the operations of our Machinery and Equipment Services segments with Financial Services reflected on an equity basis. Access Financial Solutions consists of our financial services businesses.

                                 (Tables follow)

JLG Industries, Inc. - page 8


                              JLG INDUSTRIES, INC.
                 CONSOLIDATED SELECTED SUPPLEMENTAL INFORMATION
                                 (in thousands)
                                   (unaudited)

                                                          Three Months Ended               Six Months Ended
                                                              January 31,                     January 31,
SEGMENT INFORMATION                                       2003            2002            2003            2002
                                                       ---------       ---------       ---------       ---------
External revenues:
  Machinery                                            $ 109,550       $ 122,925       $ 234,096       $ 251,963
  Equipment services                                      36,676          29,963          68,047          53,430
  Access Financial Solutions                               5,087           3,464           9,657           7,121
                                                       ---------       ---------       ---------       ---------
                                                       $ 151,313       $ 156,352       $ 311,800       $ 312,514
                                                       =========       =========       =========       =========
Segment profit (loss):
  Machinery                                            $     168       $     465       $   5,147       $   3,486
  Equipment services                                       6,632           8,352          11,886          16,062
  Access Financial Solutions                               1,881           1,175           2,979           2,595
  General corporate expenses                              (6,475)         (5,889)        (12,211)        (12,189)
                                                       ---------       ---------       ---------       ---------
                                                       $   2,206       $   4,103       $   7,801       $   9,954
                                                       =========       =========       =========       =========
PRODUCT GROUP REVENUES
  Aerial work platforms                                $  79,615       $  89,693       $ 170,928       $ 192,060
  Telehandlers                                            19,417          18,624          47,019          32,728
  Excavators                                              10,518          14,608          16,149          27,175
  After-sales service and support,
      including parts sales, used and
      reconditioned equipment sales                       34,411          27,692          64,253          48,860
  Financial products                                       4,836           2,958           9,226           6,107
  Rentals                                                  2,516           2,777           4,225           5,584
                                                       ---------       ---------       ---------       ---------
                                                       $ 151,313       $ 156,352       $ 311,800       $ 312,514
                                                       =========       =========       =========       =========
GEOGRAPHIC REVENUES
  United States                                        $ 107,920       $ 112,643       $ 225,270       $ 220,065
  Europe                                                  32,816          33,923          64,064          73,009
  Other international                                     10,577           9,786          22,466          19,440
                                                       ---------       ---------       ---------       ---------
                                                       $ 151,313       $ 156,352       $ 311,800       $ 312,514
                                                       =========       =========       =========       =========
FREE CASH FLOW
  Cash flow from net income plus
      non-cash charges                                 $   5,042       $   9,507       $  15,053       $  17,461
  Accounts receivable (1)                                (11,945)         37,296          15,329          80,730
  Inventory                                                8,695          33,308          (3,571)         39,920
  Finance receivables (2)                                 14,250         (11,130)        (17,485)         (7,662)
  Accounts Payable                                       (26,469)        (29,781)        (59,479)        (22,949)
  Other assets and liabilities                            (8,677)         (6,777)        (21,961)        (15,470)
  Purchases of PP&E                                       (3,286)         (3,278)         (4,936)         (6,571)
  Proceeds from sale of PP&E                                 121              26             124             137
  Purchases of equipment held for rental                  (7,713)         (5,479)        (11,337)        (15,881)
  Proceeds from sale of equipment held for rental         10,099           3,327          12,604           5,840
  Other (1)                                                 (101)          2,369           1,303          10,385
                                                       ---------       ---------       ---------       ---------
  Free cash flow                                       $ (19,984)      $  29,388       $ (74,356)      $  85,940
                                                       =========       =========       =========       =========

    (1) Includes changes in accounts receivable securitization and other off-balance sheet debt.
    (2) Excludes pledged receivable monetization.

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
JLG Industries, Inc. - page 9


                              JLG INDUSTRIES, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                                  Three Months Ended              Six Months Ended
                                                      January 31,                    January 31,
                                                 2003            2002            2003            2002
                                              ---------       ---------       ---------       ---------
Revenues
  Net sales                                   $ 143,961       $ 150,617       $ 298,349       $ 300,823
  Financial products                              4,836           2,958           9,226           6,107
  Rentals                                         2,516           2,777           4,225           5,584
                                              ---------       ---------       ---------       ---------
                                                151,313         156,352         311,800         312,514
Cost of sales                                   125,215         131,822         256,586         257,924
                                              ---------       ---------       ---------       ---------
Gross profit                                     26,098          24,530          55,214          54,590
Selling and administrative expenses              16,377          15,756          33,862          34,861
Product development expenses                      3,889           3,664           7,790           7,667
Restructuring charges                             1,183              --           1,183              --
                                              ---------       ---------       ---------       ---------
Income from operations                            4,649           5,110          12,379          12,062
Other income (deductions):
  Interest expense                               (6,072)         (4,027)        (11,576)         (8,365)
  Miscellaneous, net                              7,638             909           5,896           1,826
                                              ---------       ---------       ---------       ---------
Income before taxes and cumulative
  effect of change in accounting principle        6,215           1,992           6,699           5,523
Income tax provision                              1,989             658           2,144           1,823
                                              ---------       ---------       ---------       ---------
Income before cumulative effect of
  change in accounting principle                  4,226           1,334           4,555           3,700
Cumulative effect of change in
  accounting principle                               --              --              --        (114,470)
                                              ---------       ---------       ---------       ---------
Net income (loss)                             $   4,226       $   1,334       $   4,555       $(110,770)
                                              =========       =========       =========       =========
Earnings (loss) per common share
  before cumulative effect of change
  in accounting principle                     $     .10       $     .03       $     .11       $     .09
Cumulative effect of change in
  accounting principle                               --              --              --           (2.74)
                                              =========       =========       =========       =========
Earnings (loss) per common share              $     .10       $     .03       $     .11       $   (2.65)
                                              =========       =========       =========       =========
Earnings (loss) per common share -
  assuming dilution, before cumulative
  effect of change in accounting principle    $     .10       $     .03       $     .11       $     .09
Cumulative effect of change in
  accounting principle                               --              --              --           (2.70)
                                              ---------       ---------       ---------       ---------
Earnings (loss) per common share -
  assuming dilution                           $     .10       $     .03       $     .11       $   (2.61)
                                              =========       =========       =========       =========
Cash dividends per share                      $    .005       $    .005       $    .010       $    .015
                                              =========       =========       =========       =========
Weighted average shares outstanding              42,570          41,813          42,568          41,816
                                              =========       =========       =========       =========
Weighted average shares outstanding -
  assuming dilution                              42,867          42,399          42,873          42,409
                                              =========       =========       =========       =========

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
JLG Industries, Inc. - page 10


                              JLG INDUSTRIES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      (in thousands, except per share data)

                                                            January 31,       July 31,
                                                               2003            2002
                                                             ---------       ---------
ASSETS                                                      (unaudited)
------
Current assets
  Cash and cash equivalents                                  $   9,565       $   6,205
  Accounts receivable                                          210,192         227,809
  Finance receivables                                           18,031          27,529
  Pledged finance receivables                                   39,685          34,985
  Inventories                                                  168,612         165,536
  Other current assets                                          24,404          31,042
                                                             ---------       ---------
     Total current assets                                      470,489         493,106
Property, plant and equipment                                   81,165          84,370
Equipment held for rental                                       20,288          20,979
Finance receivables, less current portion                       61,427          45,412
Pledged finance receivables, less current portion               73,971          53,703
Goodwill                                                        29,509          28,791
Other assets                                                    59,231          51,880
                                                             ---------       ---------
                                                             $ 796,080       $ 778,241
                                                             =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities
  Short-term debt and current portion of long-term debt      $  23,436       $  14,427
  Current portion of limited recourse debt                      36,511          34,850
  Accounts payable                                              70,162         129,317
  Accrued expenses                                              62,949          83,309
                                                             ---------       ---------
     Total current liabilities                                 193,058         261,903
Long-term debt, less current portion                           242,207         177,331
Limited recourse debt, less current portion                     70,151          52,721
Accrued post-retirement benefits                                25,833          24,989
Other long-term liabilities                                     11,317          10,807
Provisions for contingencies                                    11,754          14,448
Shareholders' equity
  Capital stock:
     Authorized shares:  100,000 at $.20 par value
     Outstanding shares:  42,969; fiscal 2002 - 42,728           8,594           8,546
     Additional paid-in capital                                 20,508          18,846
  Retained earnings                                            221,083         216,957
  Unearned compensation                                         (2,938)         (1,649)
  Accumulated other comprehensive income                        (5,487)         (6,658)
                                                             ---------       ---------
     Total shareholders' equity                                241,760         236,042
                                                             ---------       ---------
                                                             $ 796,080       $ 778,241
                                                             =========       =========

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
JLG Industries, Inc. - page 11


                              JLG INDUSTRIES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                       Six Months Ended
                                                                           January 31
                                                                      2003            2002
                                                                   ---------       ---------
OPERATIONS
  Net income (loss)                                                $   4,555       $(110,770)
  Adjustments to reconcile net income to
  cash flow from operating activities:
    Loss (gain) from sale of property, plant and equipment                92             (63)
    Gain on sale of equipment held for rental                         (3,851)           (102)
    Non-cash charges and credits:
      Cumulative effect of change in accounting principle                 --         114,470
      Depreciation and amortization                                   10,415          11,119
      Other                                                            8,282           3,552
    Changes in selected working capital items:
      Accounts receivable (1)                                         15,329          48,230
      Inventories                                                     (3,571)         39,920
      Accounts payable                                               (59,479)        (22,949)
      Other operating assets and liabilities                         (18,088)        (16,862)
    Changes in finance receivables                                    (7,108)         (7,662)
    Changes in pledged finance receivables                           (35,345)             --
    Changes in other assets and liabilities                           (3,873)          1,392
                                                                   ---------       ---------
  Cash flow from operating activities                                (92,642)         60,275
INVESTMENTS
  Purchases of property, plant and equipment                          (4,936)         (6,571)
  Proceeds from sale of property, plant and equipment                    124             137
  Purchases of equipment held for rental                             (11,337)        (15,881)
  Proceeds from sale of equipment held for rental                     12,604           5,840
  Other                                                               (1,193)             --
                                                                   ---------       ---------
  Cash flow from investing activities                                 (4,738)        (16,475)
FINANCING
  Net increase in short-term debt                                      9,049             816
  Issuance of long-term debt                                         220,000         221,459
  Repayment of long-term debt                                       (159,261)       (272,157)
  Issuance of limited recourse debt                                   29,468              --
  Payment of dividends                                                  (429)           (631)
  Exercise of stock options and issuance of restricted awards            478             570
                                                                   ---------       ---------
  Cash flow from financing activities                                 99,305         (49,943)
CURRENCY ADJUSTMENTS
  Effect of exchange rate changes on cash                              1,435             461
                                                                   ---------       ---------
CASH
  Net change in cash and cash equivalents                              3,360          (5,682)
  Beginning balance                                                    6,205           9,254
                                                                   ---------       ---------
  Ending balance                                                   $   9,565       $   3,572
                                                                   =========       =========

(1) Net of change in accounts receivable securitization of $0 for the period ended January 31, 2003 and $32,500 for the period ended January 31, 2002.

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
JLG Industries, Inc. - page 12

                              JLG INDUSTRIES, INC.
                        SELECTED SUPPLEMENTAL INFORMATION
                         CONDENSED STATEMENTS OF INCOME
    Equipment Operations with Access Financial Solutions on the Equity Basis
                           (in thousands) (unaudited)

                                                  Three Months Ended               Six Months Ended
                                                      January 31,                     January 31,
                                                  2003            2002            2003            2002
                                               ---------       ---------       ---------       ---------
Revenues
  Net sales                                    $ 143,961       $ 150,617       $ 298,349       $ 300,823
  Rentals                                          2,265           2,271           3,794           4,570
                                               ---------       ---------       ---------       ---------
                                                 146,226         152,888         302,143         305,393
Cost of sales                                    125,060         131,526         256,254         257,365
                                               ---------       ---------       ---------       ---------
Gross profit                                      21,166          21,362          45,889          48,028
Selling and administrative expenses               15,770          14,770          32,094          33,002
Product development expenses                       3,889           3,664           7,790           7,667
Restructuring charges                              1,183              --           1,183              --
                                               ---------       ---------       ---------       ---------
Income from operations                               324           2,928           4,822           7,359
Interest expense                                  (3,628)         (3,020)         (6,998)         (6,257)
Miscellaneous, net                                 7,625             909           5,883           1,826
                                               ---------       ---------       ---------       ---------
Income before taxes and cumulative effect
  of change in accounting principle                4,321             817           3,707           2,928
Income tax provision                              (1,383)           (270)         (1,187)           (966)
Equity in income of Access Financial
  Solutions                                        1,288             787           2,035           1,738
                                               ---------       ---------       ---------       ---------
Income before cumulative effect of change
  in accounting principle                          4,226           1,334           4,555           3,700
Cumulative effect of change in accounting
  principle                                           --              --              --        (114,470)
                                               ---------       ---------       ---------       ---------
Net income (loss)                              $   4,226       $   1,334       $   4,555       $(110,770)
                                               =========       =========       =========       =========

                              JLG INDUSTRIES, INC.
                         CONDENSED STATEMENTS OF INCOME
                           Access Financial Solutions
                           (in thousands) (unaudited)

                                         Three Months Ended       Six Months Ended
                                             January 31,             January 31,
                                          2003        2002        2003        2002
                                         ------      ------      ------      ------
Revenues
  Financial products                     $4,836      $2,958      $9,226      $6,107
  Rentals                                   251         506         431       1,014
                                         ------      ------      ------      ------
                                          5,087       3,464       9,657       7,121
Operating expenses
  Administrative and other expenses         762       1,282       2,100       2,418
  Interest expense                        2,444       1,007       4,578       2,108
                                         ------      ------      ------      ------
Total operating expenses                  3,206       2,289       6,678       4,526
                                         ------      ------      ------      ------
Income from operations                    1,881       1,175       2,979       2,595
Miscellaneous, net                           13          --          13          --
                                         ------      ------      ------      ------
Income before taxes                       1,894       1,175       2,992       2,595
Income tax provision                        606         388         957         857
                                         ------      ------      ------      ------
Net income                               $1,288      $  787      $2,035      $1,738
                                         ======      ======      ======      ======

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
JLG Industries, Inc. - page 13


                              JLG INDUSTRIES, INC.
                       SELECTED SUPPLEMENTAL INFORMATION
                            CONDENSED BALANCE SHEETS
                                 (in thousands)
                                  (unaudited)

                                              Equipment Operations with
                                              Access Financial Solutions
                                                  on the Equity Basis      Access Financial Solutions
                                              --------------------------   --------------------------
                                                January 31,    July 31,     January 31,     July 31,
                                                   2003          2002          2003          2002
                                                 --------      --------      --------      --------
ASSETS
------
Current assets
  Cash and cash equivalents                      $  9,565      $  6,205      $     --      $     --
  Accounts receivable, net                        182,280       204,779        27,912        23,030
  Finance receivables, net                             --            --        18,031        27,529
  Pledged finance receivables                          --            --        39,685        34,985
  Inventories                                     168,612       165,536            --            --
  Other current assets                             24,404        31,042            --            --
                                                 --------      --------      --------      --------
     Total current assets                         384,861       407,562        85,628        85,544
Property, plant and equipment, net                 81,165        84,354            --            16
Equipment held for rental, net                     17,777        17,576            --            --
Finance receivables, less current portion              --            --        61,427        45,412
Pledged finance receivables, less current
  portion                                              --            --        73,971        53,703
Goodwill                                           29,509        28,791            --            --
Investment in Access Financial Solutions           35,438        33,403            --            --
Receivable from Access Financial Solutions         78,715        64,106            --            --
Other assets                                       58,973        52,805         2,769         2,478
                                                 --------      --------      --------      --------
                                                 $686,438      $688,597      $223,795      $187,153
                                                 ========      ========      ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities
  Short-term debt                                $ 23,436      $ 14,427      $     --      $     --
  Current portion of limited recourse debt             --            --        36,511        34,850
  Accounts payable                                 70,162       129,317            --            --
  Accrued expenses                                 59,969        81,236         2,980         2,073
                                                 --------      --------      --------      --------
     Total current liabilities                    153,567       224,980        39,491        36,923
Long-term debt, less current portion              242,207       177,331            --            --
Limited recourse debt, less current portion            --            --        70,151        52,721
Accrued post-retirement benefits                   25,833        24,989            --            --
Other long-term liabilities                        11,317        10,807            --            --
Provisions for contingencies                       11,754        14,448            --            --
Payable to JLG Industries, Inc.                        --            --        78,715        64,106
Shareholders' equity                              241,760       236,042        35,438        33,403
                                                 --------      --------      --------      --------
                                                 $686,438      $688,597      $223,795      $187,153
                                                 ========      ========      ========      ========

                                     (more)

JLG Industries, Inc. - page 14


                              JLG INDUSTRIES, INC.
                        SELECTED SUPPLEMENTAL INFORMATION
                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                               Equipment Operations with
                                              Access Financial Solutions
                                                  on the Equity Basis          Access Financial Solutions
                                              --------------------------       --------------------------
                                                   Six Months Ended                  Six Months Ended
                                                      January 31,                       January 31,
                                                  2003             2002             2003             2002
                                               --------         --------         --------         --------

Cash flow from operating activities            $(47,026)        $ 69,101         $(43,581)        $ (7,088)

Cash flow from investing activities              (6,277)         (15,778)            (496)          (2,435)

Cash flow from financing activities              55,228          (59,466)          44,077            9,523

Effect of exchange rate changes on cash           1,435              461               --               --
                                               --------         --------         --------         --------
Net change in cash and cash equivalents           3,360           (5,682)              --               --
Beginning balance                                 6,205            9,254               --               --
                                               --------         --------         --------         --------
Ending balance                                 $  9,565         $  3,572         $     --         $     --
                                               ========         ========         ========         ========


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